EXHIBIT 4.12

DEBT RESOLVE, INC.

INVESTORS’ RIGHTS AGREEMENT

THIS INVESTORS’ RIGHTS AGREEMENT (the “Agreement”) is dated and effective as of this _____ day of _____, 2009 (the “Effective Date”) by Debt Resolve, Inc., a Delaware corporation (the “Company”), and the purchaser(s) of the Company’s 14% secured convertible notes (the “Notes”) listed on the signature page attached hereto (the “Investor”).  The Notes are convertible into Units of the Company’s securities, each $1.50 “Unit” consisting of ten shares of the Company’s common stock (the “Note Shares”) and six two-year warrants (the “Note Warrants”) each to purchase one share of the Company’s common stock (the “Warrant Shares”) at an exercise price of $0.40 per Warrant Share.

WHEREAS, references herein to the “Company” refer to Debt Resolve, Inc., and any corporation which shall succeed or assume the obligations of Debt Resolve, Inc.;

WHEREAS, the Company has delivered to each Investor certain information about the Company in a Private Placement Memorandum dated October 14, 2009 (the “Memorandum”), of which this Agreement is an Exhibit;

WHEREAS, any undefined terms in this Agreement have the meaning ascribed to them in the Memorandum;

WHEREAS, each Investor has entered into the terms of that certain Subscription Agreement dated the date hereof (each, a “Subscription Agreement”), pursuant to which the Investor is purchasing and the Company is issuing and selling the Notes; and

WHEREAS, the Company has agreed to grant the Investor certain registration rights for the Note Shares and the Warrants Shares, and certain pre-emptive rights in the Company’s future equity or debt offerings.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:

1.           Registration Rights.

(a)           No later than 90 calendar days after the Final Closing date, the Company shall prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement on an appropriate registration statement form under the Securities Act of 1933 (the “Registration Statement”), at the sole expense of the Company (except as specifically provided in Section 1(c) hereof), in respect of each Investor, so as to permit a public resale in the United States of all of the common stock underlying the Notes, including the Note Shares and the Warrant Shares (collectively, the “Registrable Securities”) under the Securities Act of 1933 (the “Act”) by the Investor as selling stockholder and not as underwriter.  Only shares of common stock may be registered under the Registration Statement.  Note Shares and Warrant Shares shall be Registrable Securities whether or not the Notes have been converted or the Warrants have been exercised.  The Company will notify each Investor of the effectiveness of the Registration Statement (the “Effective Date”) within three Trading Days of the date thereof (a “Trading Day” is each day on which the Nasdaq Global Select Market is open for quotation).

(b)           The Company will maintain the Registration Statement and any amendments filed thereto effective under the Act for a period of two years from the Effective Date.

(c)           All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of the Registration Statement and in complying with applicable securities and “blue sky” laws (including, without limitation, all attorneys’ fees of the Company, registration, qualification, notification and filing fees, printing expenses, escrow fees, blue sky fees, expenses and the expense of any special audits incident to or required by any such registration and the reasonable expenses and fees of one counsel for the holders of Registrable Securities not to exceed $25,000) shall be borne by the Company.  The Investors shall bear the cost of underwriting and/or brokerage discounts, fees and commissions, if any, applicable to the Registrable Securities being registered.  The Company shall not be required to qualify Registrable Securities in any state which will require an escrow or other restriction relating to the Company and/or the sellers, or which will require the Company to qualify to do business in such state or require the Company to file therein any general consent to service of process.  The Company at its expense will supply each Investor with copies of the applicable Registration Statement and the prospectus included therein and other related documents in such quantities as may be reasonably requested by such Investor.

(d)           The Investor will cooperate with the Company in all respects in connection with this Agreement, including timely supplying all information reasonably requested by the Company (which shall include all information regarding the Investor and proposed manner of sale of the Registrable Securities required to be disclosed in any Registration Statement) and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities.  Any delay or delays caused by the Investor, or by any other purchaser of securities of the Company having registration rights similar to those contained herein, through such person’s failure to cooperate as required hereunder shall not constitute a breach or default of the Company under this Agreement.

(e)           Whenever the Company is required by any of the provisions of this Agreement to effect the registration of any of the Registrable Securities under the Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible, subject to the assistance and cooperation as reasonably required of the Investor with respect to each Registration Statement:

(i)           register and qualify the Registrable Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Investor shall reasonably request (subject to the limitations set forth in Section 1(b) above), and do any and all other acts and things which may be necessary or advisable to enable the Investor to consummate the public sale or other disposition in such jurisdiction of the securities owned by the Investor;

(ii)           cause the Registrable Securities to be, and continue to be, quoted or listed on a national securities exchange or an automated quotation system;

(iii)           notify the Investor, at any time when a prospectus relating thereto covered by the Registration Statement is required to be delivered under the Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and the Company shall prepare and file a curative amendment as promptly as commercially reasonable;

(iv)          as promptly as practicable after becoming aware of such event, notify the Investor, (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time and take all lawful action to effect the withdrawal, recession or removal of such stop order or other suspension; and

(v)           provide a transfer agent and registrar for all securities registered pursuant to the Registration Statement and a CUSIP number for all such securities.

(f)           With respect to any sale of Registrable Securities pursuant to the Registration Statement, each Investor hereby covenants with the Company (i) not to make any sale of the Registrable Securities without effectively causing the prospectus delivery requirements under the Act to be satisfied, and (ii) to notify the Company promptly upon disposition of all of the Registrable Securities held by such Investor.

(g)           The Company acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of Section 1 of this Agreement and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 1 may be specifically enforced.  In the event that the Registration Statement is not filed with the SEC by 90 calendar days after the Final Closing date (the “Registration Default”), then for every calendar day that the Company is late in filing the Registration Statement beyond such deadline, the Company shall issue to each Investor on a pro-rata basis, as liquidated damages for such failure and not as a penalty, additional shares of common stock  in whole share increments equal to 1% of the Registrable Securities held by such Investor until such Registration Statement has been filed or 90 calendar days, whichever is earlier.  Notwithstanding anything to the contrary contained herein, (i) the failure of the Registration Statement to be declared effective, (ii) the Company’s failure to maintain the effectiveness of the Registration Statement, or (iii) the inability of an Investor to use an otherwise effective Registration Statement to effect resales of the Registrable Securities shall not constitute a Registration Default and shall not trigger the accrual of liquidated damages hereunder.

                If the Company does not issue the additional shares of common stock as liquidated damages to the Investors as set forth above, the Company will pay the Investors’ reasonable costs of collection, including reasonable attorneys’ fees, in addition to the liquidated damages.  The registration of the Registrable Securities pursuant to this Section 1 shall not affect or limit an Investor’s other rights or remedies as set forth in this Agreement.

(h)           Rule 144.  If the Registration Statement is not in registration or effective, the Company will, at its own expense, provide any and all legal opinions required for the removal of the restrictive legend from any Warrant Certificates or certificates for Registrable Securities pursuant to Rule 144 of the Act and will process any written request for removal of the restrictive legend within five business days of receiving the request.  For every calendar day that the Company is late in providing a requested opinion and for up to 90 calendar days, the Company will pay to the holder of the Registrable Securities liquidated damages of additional shares of common stock in whole share increments of 1% per day of the value of the Registrable Securities held by such Investor whose legends were requested to be removed.

2.           Indemnity and Contribution.

(a)           The Company agrees to indemnify and hold harmless the Investor, its officers, directors, employees, partners, legal counsel and accountants, and each person controlling such Investor within the meaning of Section 15 of the Act, and each person who controls any underwriter within the meaning of Section 15 of the Act, from and against any losses, claims, damages, expenses or liabilities (or actions or proceedings in respect thereof) to which such Investor or such other indemnified person may become subject (including in settlement of litigation, whether commenced or threatened) insofar as such losses, claims, damages, expenses or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in the Registration Statement, including all documents filed as a part thereof and information deemed to be a part thereof, on the effective date thereof, or any amendment or supplements thereto, or arise out of any failure by the Company to fulfill any undertaking or covenant included in the Registration Statement or to perform its obligations hereunder or under applicable law and the Company will, as incurred, reimburse such Investor, each of its respective officers, directors, employees, partners, legal counsel and accountants, and each person controlling such Investor, and each person who controls any such underwriter, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend, settling, compromising or paying such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage, expense or liability (or action or proceeding in respect thereof) arises out of, or is based upon, (i) the failure of any Investor, or any of their agents, affiliates or persons acting on their behalf, to comply with the covenants and agreements contained in this Agreement with respect to the sale of Registrable Securities, (ii) an untrue statement or omission in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by or on behalf of the Investor, or any of its agents, affiliates or persons acting on its behalf, and stated to be specifically for use in preparation of the Registration Statement and not corrected in a timely manner by the Investor in writing or (iii) an untrue statement or omission in any prospectus that is corrected in any subsequent prospectus, or supplement or amendment thereto, that was delivered to the Investor prior to the pertinent sale or sales by such Investor and not delivered by the Investor to the individual or entity to which it made such sale(s) prior to such sale(s).

(b)            The Investor agrees to indemnify and hold harmless the Company from and against any losses, claims, damages, expenses or liabilities (or actions or proceedings in respect thereof) to which the Company may become subject (under the Act or otherwise) insofar as such losses, claims, damages, expenses or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) the failure of the Investor or any of its agents, affiliates or persons acting on its behalf, to comply with the covenants and agreements contained in this Agreement with respect to the sale of Registrable Securities; or (ii) an untrue statement or alleged untrue statement of a material fact or omission to state a material fact in the Registration Statement in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by or on behalf of such Investor and stated to be specifically for use in preparation of the Registration Statement; provided, however, that the Investor shall not be liable in any such case for (i) any untrue statement or alleged untrue statement or omission in any prospectus or Registration Statement which statement has been corrected, in writing, by such Investor and delivered to the Company before the sale from which such loss occurred; or (ii) an untrue statement or omission in any prospectus that is corrected in any subsequent prospectus, or supplement or amendment thereto, that was delivered to the Investor prior to the pertinent sale or sales by the Investor and delivered by the Investor to the individual or entity to which it made such sale(s) prior to such sale(s), and the Investor, severally and not jointly, will, as incurred, reimburse the Company for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim.  Notwithstanding the foregoing, the Investor shall not be liable or required to indemnify the Company in the aggregate for any amount in excess of the net amount received by the Investor from the sale of the Registrable Securities, to which such loss, claim, damage, expense or liability (or action proceeding in respect thereof) relates.

(c)           Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 2, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof.  After notice from the indemnifying person to such indemnified person of the indemnifying person’s election to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would, in the opinion of counsel to the indemnified party, make it inappropriate under applicable laws or codes of professional responsibility for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, further, that the indemnifying person shall not be obligated to assume the expenses of more than one counsel to represent all indemnified persons.  In the event of such separate counsel, such counsel shall agree to reasonably cooperate.

(d)            If the indemnification provided for in this Section 2 is unavailable or insufficient to hold harmless an indemnified party under Section 2(a) or 2(b) above in respect of any losses, claims, damages, expenses or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investor, or its agents, affiliates or persons acting on its behalf, on the other in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Investor, or its agents, affiliates or persons acting on its behalf, on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this Section 2(d) were determined by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 2(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions or proceedings in respect thereof) referred to above in this Section (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  In any event, the Investor shall not be liable or required to contribute to the Company in the aggregate for any amount in excess of the net amount received by the Investor from the sale of its Registrable Securities.

(e)           Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement will control.

3.           Information by Investor.  Each Investor holding securities included or to be included in any registration will furnish to the Company such information regarding such Investor as the Company may reasonably request in writing and as will be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

4.           Preemptive Rights.

(a)           Subsequent Offerings.  During the two years immediately following the execution of this Agreement, each Investor shall have a right of first refusal to purchase his, her or its pro rata share of all Equity Securities or Convertible Debt Securities, as those terms are defined below and referred to collectively as “Securities,” that the Company may, from time to time, propose to sell and issue for cash after the date of this Agreement, other than the Securities excluded by Section 4(f) hereof; provided, however, that such Investor shall be, at the time of the offer of such Securities, an “accredited investor” as such term is defined under Rule 501(a) promulgated under the Act and shall have provided to the Company with evidence reasonably satisfactory to the Company that such Investor is an “accredited investor.”  Each Investor’s pro rata share is equal to the ratio of (a) the number of shares of common stock (including all shares of common stock issued or issuable upon conversion of the Notes or exercise of the Note Warrants) which such Holder is deemed to be a holder immediately prior to the issuance of such Securities to (b) the total number of shares of the Company’s Fully Diluted Common (as defined below) immediately prior to the issuance of the Securities.  The term “Equity Securities” shall mean (i) any shares of common stock, preferred stock or other equity security of the Company, (ii) any equity security convertible, with or without consideration, into any shares of common stock, preferred stock or other equity security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any shares of common stock, preferred stock or other equity security or (iv) any such warrant or right.  The term “Convertible Debt Securities” shall mean any bonds, notes, debentures, or other debt security of the Company, whether or not bearing interest as long as it has any element which is convertible into Equity Securities.  For purposes of calculating an Investor’s pro rata share pursuant to this Section 4(a), the number of shares of the Company’s common stock which such Investor is deemed to hold may, at the election of such Investor, include shares held by any entity affiliated with such Investor, provided that, if such affiliated entity is also an Investor, such shares shall only be counted once in such pro rata calculation, such that the shares are included for only one such Investor.  The term “Fully Diluted Common” shall mean the sum of (i) the number of shares of common stock outstanding immediately prior to such issuance, plus (ii) the number of shares of common stock into which any preferred stock outstanding immediately prior to such issuance may be converted at the applicable conversion price then in effect, plus (iii) the number of shares of common stock and preferred stock for which any options to purchase, rights to subscribe, Note Warrants, other warrants or derivative equity securities are outstanding or authorized by any duly adopted stock option plan or other plan of the Company prior to such issuance, plus (iv) the number of shares of common stock into which any other convertible or exchangeable securities, including Note Warrants and convertible debt securities, outstanding immediately prior to such issuance may be converted or exchanged.

(b)           Exercise of Rights.  If the Company proposes to issue any Securities, it shall give each Investor written notice (the “First Refusal Notice”) of its intention, describing the Securities, the price and the terms and conditions upon which the Company proposes to issue the same.  Each Investor shall have ten business days from the giving of such notice to agree to purchase its pro rata share of the Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Securities to be purchased.  If the Investors fail to exercise in full the rights of first refusal, the Company may thereafter sell the Securities in respect of which the Investors’ rights were not exercised, at a price and upon general terms and conditions no more favorable to the purchasers thereof than specified in the First Refusal Notice.  Notwithstanding the foregoing, the Company shall not be required to offer or sell such Securities to any Investor who would cause the Company to be in violation of applicable federal or state securities laws by virtue of such offer or sale.

(c)           Sale Without Notice.  In lieu of giving notice to the Investors prior to the issuance of Securities as provided in Section 4(b), the Company may elect to give notice to the Investors within 30 calendar days after the issuance of Securities.  Such notice shall describe the type, price and terms of the Securities.  Each Investor shall have 30 calendar days from the date of receipt of such notice to elect to purchase its pro rata share of Securities (as defined in Section 4(a), and calculated by excluding such already issued Securities from the Fully Diluted Common).  The closing of such sale shall occur within 60 calendar days of the date of notice to the Investors.

(d)           Transfer of Rights of First Refusal.  The rights of first refusal of each Investor under this Section 4 may be transferred so long as the transferee agrees to be bound by the terms and conditions of this Agreement and the Company receives written notice within 20 calendar days after such transfer.

(f)           Excluded Securities.  The rights of first refusal established by this Section 4 shall have no application to any of the following Securities:

(i)           Securities issued pursuant to stock splits, stock dividends or other recapitalization transactions;

(ii)           Securities issued to employees, officers, directors, consultants, contractors or advisors of the Company pursuant to stock purchase or stock option plans or agreements or other incentive stock arrangements approved by the Board of Directors of the Company;

(iii)           Securities issued to lenders, equipment lessors or other parties providing goods or services to the Company;

(iv)           Securities issued in connection with acquisition, merger or other business combination transactions;

(v)           Securities issued upon exercise of any warrants issued to a broker-dealer registered as such with the SEC for services rendered to the Company;

(vi)           Securities issued in strategic partnership transactions;

(vii)           Securities issued in any other transaction in which exemption from the right of first refusal provisions of this Section 4 is approved by the holders of a majority of the then outstanding Notes; and

(viii)           Securities issued upon the exercise or conversion of securities outstanding as of the date of this Agreement.

5.           Covenants of the Company.

(a)           The Company shall remain current in its reporting requirements under the Securities Exchange Act of 1934 for a period of two years after the Final Closing.

(b)           The Company shall at all times reserve a sufficient number of authorized but unissued shares of common stock for issuance upon exercise of the Investor Warrants.

(c)           All Company insiders shall be subject to dribble-out agreements whereby each holder will be required not to sell or otherwise dispose of any securities of the Company for a period beginning the date of the memorandum and continuing for 180 calendar days following the effective date of the Registration Statement, if our insiders, in the aggregate, have already sold or disposed of 500,000 shares of common stock during the 30 days preceding the proposed sale or disposition.

6.           Miscellaneous.

(a)           Severability.  The provisions of this Agreement are severable, so that the invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other term or provision of this Agreement, which shall remain in full force and effect.

(b)           Specific Performance.  In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the Company and the Investor shall be entitled to specific performance of the agreements and obligations of the other parties hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

(c)           Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California (without reference to the conflicts of law provisions thereof).

(d)           Exclusive Jurisdiction and Venue.  The parties agree that the Courts of the County of Orange, State of California shall have sole and exclusive jurisdiction and venue for the resolution of all disputes arising under the terms of this Agreement and the transactions contemplated herein.

(e)           Notices.  Any notice pursuant to this Agreement by the Company or by an Investor shall be in writing and shall be deemed to have been duly given if delivered personally, or if mailed by certified mail, postage prepaid, or transmitted by facsimile, to the parties at the addresses or facsimile numbers set forth below.

(i)           Investor Address.  If to an Investor, addressed to Investor at the address set forth below Investor’s signature on the signature page of the Subscription Agreement, as it may be amended from time to time by the Investor by written notice to the Company.

(ii)           Company Address.  If to the Company addressed to it at 150 White Plains Road, Suite 108, Tarrytown, New York, 10591, Attention: David M. Rainey, President, Facsimile No.:  (914) 428-3044.

All such notices and other communications will (1) if delivered personally to the address as provided in this Section 6(e), be deemed given upon delivery, (2) if delivered by facsimile transmission to the facsimile number as provided in this Section 6(e), be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section 6(e), be deemed given upon receipt (in each case regardless of whether such notice is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section 6(e)).  Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

(f)           Complete Agreement.  This Agreement together with the Subscription Agreement, the Memorandum and the Exhibits attached thereto, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, among the parties or any of them with respect to the subject matter of this Agreement.

(g)           Pronouns.  Whenever the content may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

(h)           Counterparts and Facsimile Signatures.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one Agreement binding on all the parties hereto.  The parties are entitled to rely on delivery of a facsimile copy of this Agreement and delivery of such executed Agreement shall be legally effective to create a valid and binding agreement between the Company and each Investor in accordance with the terms hereof.

(i)           Captions.  Captions of sections have been added only for convenience and shall not be deemed to be a part of this Agreement.

(j)           Further Assurances.  Each of the parties hereto will from time to time execute and deliver all such further documents and instruments and do all acts and things as the other party may, either before or after the Initial Closing, reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

(k)           Attorneys’ Fees.  In the event any party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing party in any such proceeding shall be entitled to recover from the losing party its costs of suit, including reasonable attorneys’ fees, as may be fixed by the court.

[Signature pages follow]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.

COMPANY:

DEBT RESOLVE, INC.,
a Delaware corporation

By:	/s/ David M. Rainey
Name:	David Rainey,
Title:	President and CEO
Address:	150 White Plains Road, Suite 108
Tarrytown, New York 10591
Fax No.:	(914) 428-3044

INVESTOR:

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Acknowledgment contained in the Omnibus Signature Page in the Subscription Agreement